UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Compensation Committee of the Board of Directors of Asset Acceptance Capital Corp. (the “Company”), acting pursuant to the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”), granted nonqualified stock options and restricted stock units to certain members of management, including certain of the named executive officers of the Company (as defined in the regulations of the Securities Exchange Act of 1934).

Set forth below is a summary of the equity grants made to certain of the named executive officers, including the number of shares of common stock of the Company underlying each of the equity grants:

	Securities (Common Stock) Underlying Equity Grants
Named Executive Officer	Nonqualified Stock Options (1)	Restricted Stock Units – Time – Based (2)	Restricted Stock Units – Performance-Based (3)
Rion B. Needs, President and Chief Executive Officer	153,333	24,444	14,815

Mark A. Redman, Senior Vice President — Chief Financial Officer	10,000	3,333	4,444

Deborah L. Everly, Senior Vice President — Chief Acquisitions Officer	11,667	3,889	5,185

J. Christopher Lee, Vice President — Strategy and Analysis	3,125	1,042	1,389

(1)	The nonqualified stock options are exercisable for the indicated number of shares of common stock, have a per share exercise price of $3.57 and vest in four equal installments on February 25, 2010, 2011, 2012 and 2013.
(2)	Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock. These restricted stock units are time-based and vest in three equal installments on February 25, 2011, 2012 and 2013.
(3)

Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock. These restricted stock units are performance-based and fifty-percent of the total number of awarded restricted stock units vest on

February 25, 2011; twenty-five percent of the total number of awarded restricted stock units vest on February 25, 2012; and the remaining twenty-five percent of the total number of awarded restricted stock units vest on February 25, 2013; provided that the named executive officer’s Continuous Service (as defined in the Stock Incentive Plan) as an employee of the Company has not ended before such vesting date and the applicable performance-based criteria has been satisfied. With respect to the criteria for the performance-based restricted stock units, the restricted stock units awarded the named executive officer shall vest on the above-described vesting dates depending on the achievement by the Company of a specified net income target. The net income target has not been included in this description in order to maintain the confidentiality of the Company’s confidential commercial or business information.

In connection with the equity grants to the named executive officers, the Compensation Committee approved the terms of the agreements to be used in connection with the grant of nonqualified stock options and the award of time-based and performance-based restricted stock units.

Each of the equity grants made to the named executive officers described above are subject to a recapture of the grants and the proceeds thereof in the event the named executive officer violates the terms of the underlying agreements evidencing the equity grants, including any violation by the named executive officer of his or her obligations with respect to non-interference, non-disclosure and non-competition covenants with the Company as set forth in his or her employment agreement or other stand-alone agreement, as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2009	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
	Name:	E.L. Herbert
	Title:	Vice President and General Counsel

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